Exhibit 33.3
MANAGEMENT’S ASSERTIONS OF COMPLIANCE
Management of the Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Company Americas (collectively the “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform: Honda Auto Receivables 2006-2 Owner Trust asset-backed securities transaction and Honda Auto Receivables 2008-1 Owner Trust asset backed security transaction (the Platform).
Applicable Servicing Criteria. All servicing criteria set forth in Item 1122(d), except for the following criteria:
1122(d)(1)(i), 1122(d)(1)(ii), 1122(d)(1)(iii), 11224(1)(iv), 1122(d)(2)(i), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vi), 1122(d)(2)(vii), 1111(d)(3)(i), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iii), 1122(d)(4)(iv), 1122(d)(4)(v), 122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the Applicable Servicing Criteria). Servicing criterion 1122(d)(3)(ii) is applicable to the activities the Company performs with respect to the Platform only as it relates to amounts remitted to investors.
Period: As of and for the twelve months ended March 31, 2009 (the Period).
With respect to the Platform and the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1. The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria as of and for the Period.
2. The Company’s management has assessed compliance with the Applicable Servicing Criteria as of and for the Period. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects, with the Applicable Servicing Criteria.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

DEUTSCHE BANK NATIONAL TRUST COMPANY
By:	/s/ Robert Frier
	Name:	Robert Frier
Its: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Kevin C. Weeks
	Name:	Kevin C. Weeks
Its: Managing Director

By:	/s/ Jenna Kaufman
	Name:	Jenna Kaufman
Its: Director

     Dated: May 19, 2009